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                                                                    EXHIBIT 23.2


                              ACCOUNTANTS' CONSENT


         We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of additional shares, and related prospectus of Madge Networks N.V. of our report dated July 12, 2001, on the consolidated financial statements and schedule included in the Annual Report on Form 20-F of Madge Networks N.V. for the year ended December 31, 2000.

                                                               Ernst & Young LLP

Reading, England

/s/Ernst & Young LLP, 2002
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March 8, 2002